Exhibit 99.1

SIGNET JEWELERS LIMITED AND ZALE CORPORATION ANNOUNCE DEFINITIVE
AGREEMENT FOR SIGNET TO ACQUIRE ZALE CORPORATION

Transaction brings together two of today’s leading jewelry retailers with six of the most recognizable brands across three countries

Combined sales of $6.2 billion and enhanced operating capabilities expected to generate approximately $100 million in annual synergies within three fiscal years

Customers to benefit from expanded offering of innovative products and services across omni-channel presence, providing convenience and choice

Strong combined financial profile expected to achieve investment grade rating

HAMILTON, Bermuda, and DALLAS, Texas, February 19, 2014 – Signet Jewelers Limited (“Signet”, NYSE and LSE: SIG), the largest specialty retail jeweler in the US and the UK, and Zale Corporation (“Zale”, NYSE: ZLC), a leading specialty retailer of fine jewelry in North America, today announced that they have entered into a definitive agreement for Signet to acquire all of the issued and outstanding stock of Zale for $21.00 per share in cash consideration.

“This transformational acquisition further diversifies our businesses and extends our international footprint, opening the door to greater growth and innovation across the enterprise,” stated Mike Barnes, Signet’s Chief Executive Officer. “The addition of Zale to the Signet family is consistent with our long-term growth strategy and leverages our combined operating expertise to create better choices for our customers, new opportunities for our employees, and makes us a more attractive partner to our vendors. In addition, it allows us to better optimize our balance sheet, creating long-term value for our shareholders. We are excited about the prospects for the combined company and the many opportunities that this creates for our future. I am happy to say it is our intention that Zale will continue to run under current leader CEO, Theo Killion, who would report directly to me after the transaction closes.”

The acquisition strengthens Signet’s omni-channel presence with some of the most recognizable jewelry store brands in the world, each operating as stand-alone brands including: Kay Jewelers, Jared The Galleria Of Jewelry, H.Samuel, Ernest Jones, Zales, and Peoples.

“Having successfully completed our multi-year turnaround program to return to profitability, Signet’s operating strengths will enable us to accelerate Zale’s performance improvement for the benefit of our current and future guests,” commented Killion.

Signet’s offer represents a premium of 41% over Zale’s closing price as of February 18, 2014. The transaction would be valued at approximately $1.4 billion, representing an enterprise value to last twelve months Oct-13 Adjusted EBITDA1 multiple of 7.4x2. As part of the transaction, Signet has entered into a voting and support agreement with Golden Gate Capital, the beneficial owner of approximately 22% of Zale’s common stock. The transaction is expected to be high single-digit percentage accretive to earnings in the first full fiscal year after the close of the transaction, excluding acquisition accounting adjustments and one-time transaction costs.

The acquisition is expected to be financed through bank debt, other debt financing and the securitization of a significant portion of Signet’s accounts receivable portfolio.

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1 Adjusted EBITDA is a non-GAAP measure defined as earnings before interest, taxes, depreciation and amortization, adjusted to exclude charges related to store closures
2 Pro forma for projected impact of synergies and benefit from Alliance Data Systems contract

The transaction is subject to Zale stockholder approval, certain regulatory approvals and customary closing conditions.

J.P. Morgan Securities LLC acted as exclusive financial advisor and provided a fairness opinion to the board of directors of Signet and J.P. Morgan Chase Bank, N.A. committed to provide bridge financing for the transaction. Weil, Gotshal & Manges LLP acted as legal counsel to Signet in connection with the transaction. BofA Merrill Lynch acted as financial advisor and Cravath, Swaine & Moore LLP acted as legal counsel to Zale in connection with the transaction.

About Signet

Signet Jewelers Limited is the largest specialty jewelry retailer in the US and UK. Signet’s US division operates over 1,400 stores in all 50 states primarily under the name brands of Kay Jewelers and Jared The Galleria Of Jewelry. Signet’s UK division operates approximately 500 stores primarily under the name brands of H.Samuel and Ernest Jones. Further information of Signet is available at www.signetjewelers.com. See also www.kay.com, www.jared.com, www.hsamuel.co.uk and www.ernestjones.co.uk.

About Zale

Zale Corporation is a leading specialty retailer of diamond and other jewelry products in North America, operating approximately 1,680 retail locations throughout the United States, Canada and Puerto Rico, as well as online. Zale Corporation’s brands include Zales Jewelers, Zales Outlet, Gordon’s Jewelers, Peoples Jewellers, Mappins Jewellers and Piercing Pagoda. Zale also operates webstores at www.zales.com, www.zalesoutlet.com, www.gordonsjewelers.com, www.peoplesjewellers.com, and www.pagoda.com. Additional information on Zale Corporation and its brands is available at www.zalecorp.com. For more information

Signet Contacts:

Investors:	James Grant, VP Investor Relations, Signet Jewelers	1 (330) 668-5412

Press:	Alecia Pulman, ICR, Inc., apulman@icrinc.com	1 (203) 682-8224

Zale Contact:

Investors and Press:	Roxane Barry, Director of Investor Relations	1 (972) 580-4391

Conference Call:

A conference call is scheduled today at 8:30 a.m. ET (1:30 p.m. GMT and 5:30 a.m. PT) and a simultaneous audio webcast and slide presentation are available at www.signetjewelers.com. The slides are available to be downloaded from the website ahead of the conference call. The call details are:

Dial-in: 1 (847) 619 6397 Access code: 36705845

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Zale plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a Proxy Statement in connection with the proposed transaction. The Proxy Statement will contain important information about Signet, Zale, the proposed transaction and related matters. Additionally, Signet and Zale will file other relevant materials in connection with the proposed transaction pursuant to the terms of an Agreement and Plan of Merger by and among, Signet, Carat Merger Sub, Inc., a wholly owned subsidiary of Signet, and Zale. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATON ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Zale through the web site maintained by the SEC at www.sec.gov or by phone, email or written request by contacting Zale at the following: Zale Investor Relations, 901 W. Walnut Hill Lane, Irving, TX 75038-1003, or by phone 972-580-4391, or by email ir@zalecorp.com

PARTICIPANTS IN THE SOLICITATION

Signet, Zale and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of Zale in favor of the proposed transaction. Information about Signet’s directors and executive officers is set forth in Signet’s Proxy Statement on Schedule 14A for its 2013 Annual Meeting of Shareholders, which was filed with the SEC on April 26, 2013, and its Form 8-Ks filed with the SEC on July 9, 2013 and July 11, 2013. Information about Zale’s directors and executive officers is set forth in Zale’s Proxy Statement on Schedule 14A for its 2013 Annual Meeting of Stockholders, which was filed with the SEC on October 2, 2013, and its Annual Report on Form 10-K for the fiscal year ended July 31, 2013, which was filed with the SEC on September 27, 2013. Information concerning the interests of Zale’s participants in the solicitation, which may, in some cases, be different than those of Zale’s stockholders generally, is set forth in the materials filed by Zale with the SEC, and will be set forth in the Proxy Statement relating to the proposed transaction when it becomes available.

Safe Harbor for Forward Looking Statements

Statements in this press release regarding the proposed transaction, the expected timetable for completing the proposed transaction, future financial and operating results, future capital structure and liquidity, benefits and synergies of the proposed transaction, future opportunities for the combined company, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the board or management of Signet or Zale constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “targets,” and other similar expressions) are intended to identify forward-looking statements. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory approval without conditions, the ability to obtain Zale stockholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors, and any related impact on integration and anticipated synergies; and the other factors and financial, operational and legal risks or uncertainties described in Signet’s and Zale’s Annual Reports on Form 10-K for the years ended February 2, 2013 and July 31, 2013, respectively. Signet and Zale disclaim any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

In addition, please refer to the documents that Signet and Zale, respectively, file with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Signet’s and Zale’s respective operational and other results to differ materially from those contained in the forward-looking statements set forth in this document.